AMENDMENT NO. 1
TO INVESTMENT ADVISORY AGREEMENT

(LB Series Fund, Inc.)

Thrivent Financial for Lutherans and LB Series Fund, Inc. hereby agree that, effective ____, 2004, the following new series shall be deemed Portfolios under terms of the Investment Advisory Agreement dated January 1, 2002, between Thrivent Financial for Lutherans and LB Series Fund, Inc.:

  Thrivent Partner Technology Portfolio

  Thrivent Partner Small Cap Value Portfolio

  Thrivent Small Cap Stock Portfolio

  Thrivent Small Cap Index Portfolio

  Thrivent Mid Cap Stock Portfolio

  Thrivent Mid Cap Index Portfolio

  Thrivent Large Cap Stock Portfolio

  Thrivent Large Cap Index Portfolio

  Thrivent Real Estate Securities Portfolio

  Thrivent Balanced Portfolio

  Thrivent Partner High Yield Portfolio

  Thrivent Bond Index Portfolio

  Thrivent Mortgage Securities Portfolio

A revised Schedule 1 is attached hereto.

LB SERIES FUND, INC.

By
   -------------------------------
   Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By
   -------------------------------
   Bruce J. Nicholson, President
   and Chief Executive Officer

SCHEDULE I
(effective _________, 2004)

Thrivent Partner International Stock Portfolio
0.85%

Thrivent Large Cap Growth Portfolio
0.40%

Opportunity Growth Portfolio
0.40%

Thrivent High Yield Portfolio
0.40%

Thrivent Income Portfolio
0.40%

Thrivent Mid Cap Growth Portfolio
0.40%

Thrivent Money Market Portfolio
0.40%

Thrivent Partner Small Cap Growth Portfolio
$0-$500 million 1.00%
More than $500 million .90%

Thrivent Partner Mid Cap Growth Portfolio
$0-$500 million .90%
More than $500 million .80%

Thrivent Partner All Cap Portfolio
$0-$500 million .95%
More than $500 million .90%

Thrivent Partner Investors Growth Portfolio
$0-$500 million .80%
More than $500 million .70%

Thrivent Partner Growth Stock Portfolio
$0-$500 million .80%
More than $500 million .70%

Thrivent Large Cap Value Portfolio
.60%

Thrivent Limited Maturity Bond Portfolio
.40%

Thrivent Partner Technology Stock Portfolio
.75%

Thrivent Partner Small Cap Value Portfolio
.80%

Thrivent Small Cap Stock Portfolio
$0-$200 million .70%
More than $200 million but not over $1 billion .65%
More than $1 billion but not over $2.5 billion .60%
More than $2.5 billion but not over $5 billion .55%
More than $5 billion .525%

Thrivent Small Cap Index Portfolio
$0-$500 million .35%
More than $500 million .30%

Thrivent Mid Cap Stock Portfolio
$0-$200 million .70%
More than $200 million but not over $1 billion .65%
More than $1 billion but not over $2.5 billion .60%
More than $2.5 billion but not over $5 billion .55%
More than $5 billion .525%

Thrivent Mid Cap Index Portfolio
$0-$250 million .35%
More than $250 million .30%

Thrivent Large Cap Stock Portfolio
$0-$500 million .65%
More than $500 million but not over $1 billion .575%
More than $1 billion but not over $2.5 billion .475%
More than $2.5 billion but not over $5 billion .45%
More than $5 billion .425%

Thrivent Large Company Index Portfolio
$0-$250 million .35%
More than $250 million .30%

Thrivent Real Estate Securities Portfolio
.80%

Thrivent Balanced Portfolio
$0-$250 million .35%
More than $250 million .30%

Thrivent Partner High Yield Bond Portfolio
.40%

Thrivent Bond Index Portfolio
$0-$250 million .35%
More than $250 million .30%

Thrivent Mortgage Securities Portfolio
.50%